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                             SECURED PROMISSORY NOTE

$4,000,000.00                                            Los Angeles, California

                                                                December 3, 1999

     FOR VALUE RECEIVED, the undersigned (Borrower) promises to pay to the order of Greyrock Capital, a division of Banc of America Commercial Finance Corporation (Greyrock), at 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024, or at such other address as the holder of this Note shall direct, the principal sum of $4,000,000.00 upon the earliest of the following dates (the Maturity Date): (i) November 30, 2000, (ii) the date the Loan and Security Agreement between Borrower and Greyrock dated December 3, 1999 (the Loan Agreement) terminates by its terms or is terminated by either party in accordance with its terms, or (iii) upon the occurrence of any Fundamental Change, Change of Control, or Liquidity Event (as provided in Section 6.2 of the Loan Agreement). On the Maturity Date the entire remaining unpaid principal balance of this Note, plus any and all accrued and unpaid interest, shall be due and payable.

     This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the following: The interest rate in effect throughout each calendar month during the term of this Note shall be the highest LIBOR Rate in effect during such month, plus 5% per annum, provided that the interest rate in effect in each month shall not be less than 8% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. LIBOR Rate has the meaning set forth in the Loan Agreement.

     Accrued interest on this Note shall be payable monthly, in addition to the principal payments provided above, commencing on December 31, 1999, and continuing on the last day of each succeeding month. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereunder.

     Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

     In the event any payment of principal or interest on this Note is not paid in full within three (3) days of when due, or if any other default or event of default occurs hereunder, under the Loan Agreement or under any other present or future instrument, document, or agreement between Borrower and Greyrock (collectively, Events of Default), Greyrock may, at its option, at any time, after the expiration of applicable cure periods contained in the Loan Agreement or other agreements between Greyrock and Borrower, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. Without limiting the foregoing, and without limiting Greyrock's other rights and remedies, in the event any installment of principal or interest is not paid in full on, or within five days after, the date due, Borrower agrees that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom to Greyrock, and therefore Borrower agrees immediately to pay to Greyrock an amount equal to 5% of the installment (or portion thereof) not paid, as liquidated
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damages, to compensate Greyrock for the internal administrative expenses in administering the default. The acceptance of any installment of principal or interest by Greyrock after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Greyrock to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

     All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. Greyrock shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder.

     Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Greyrock in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

     This Note is secured by the collateral described in the Loan Agreement and all other present and future security agreements between Borrower and Greyrock. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement or any other present or future document, instrument or agreement, between Borrower and Greyrock, and all of Greyrock's rights and remedies hereunder and thereunder are cumulative.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Greyrock, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

GREYROCK AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

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     This Note is payable in, and shall be governed by the laws of, the State of
California.

                                                    GREENFIELD ONLINE, INC.,


                                                    By /s/ Rudy Nadilo
                                                       ---------------
                                                       President

                                                    By /s/ Jonathan Flatow
                                                       -------------------
                                                       Secretary